Exhibit 99.1

OneWater Marine Inc. Announces Closing of Initial Public Offering, Including Full Exercise of
Underwriters’ Option to Purchase Additional Shares of Class A Common Stock

Buford, Georgia – February 13, 2020 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater”) announced today the completion of its initial public offering of 5,307,693 shares of its Class A common stock at $12.00 per share, which includes the exercise in full by the underwriters of their option to purchase additional shares of Class A common stock. The shares of Class A common stock began trading on The NASDAQ Global Market on February 7, 2020, under the ticker symbol “ONEW.”

The net proceeds received by OneWater from the offering (after deducting underwriting discounts and commissions and estimated offering expenses) were approximately $55.0 million. OneWater intends to contribute the net proceeds to its subsidiary, One Water Marine Holdings, LLC (“OneWater LLC”) in exchange for limited liability company units in OneWater LLC. OneWater LLC intends to use such net proceeds, together with cash on hand and borrowings under its credit facility, to redeem all outstanding preferred units in One Water Assets & Operations, LLC held by certain affiliates of Goldman Sachs & Co. LLC and The Beekman Group.

Raymond James, Baird and SunTrust Robinson Humphrey acted as joint book-running managers for the offering.

The offering is being made only by means of a written prospectus. A copy of the final prospectus relating to these securities may be obtained for free from:

Raymond James & Associates, Inc.
Attention: Equity Syndicate
880 Carillon Parkway
St. Petersburg, Florida 33716
Phone: +1-800-248-8863
prospectus@raymondjames.com

Robert W. Baird & Co. Incorporated
Attention: Syndicate Department
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Phone: +1-800-792-2473
syndicate@rwbaird.com

SunTrust Robinson Humphrey, Inc.
Attention: Prospectus Department
3333 Peachtree Road NE, 9th Floor
Atlanta, Georgia 30326
Phone:+1-404-926-5744
strh.prospectus@suntrust.com

About OneWater Marine Inc.
OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 63 stores throughout 11 different states, eight of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Important Information
A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The registration statement may be obtained free of charge at the SEC’s website at www.sec.gov under “OneWater Marine Inc.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements.” These forward-looking statements, including statements regarding the anticipated timing of completion of the offering and OneWater’s use of proceeds from the offering, represent OneWater’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of OneWater’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, OneWater does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for OneWater to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with OneWater’s initial public offering. The risk factors and other factors noted in OneWater’s prospectus could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com